Exhibit 99.1

CPI International Stockholders Approve Acquisition of Company by an Affiliate of Veritas Capital

Acquisition expected to close on February 11, 2011

PALO ALTO, Calif., Feb. 10, 2011 /PRNewswire/ -- At a special meeting of stockholders held earlier today, the stockholders of CPI International, Inc. (Nasdaq: CPII) adopted the merger agreement between CPI International and an affiliate of The Veritas Capital Fund IV, L.P. (Veritas Capital), and approved the transactions contemplated thereby.

At the special meeting of stockholders, there were 15,422,237 shares voted in person or by proxy, representing 93.18% of CPI International's total outstanding shares as of the January 7, 2011 record date. Of those shares that were voted, 15,420,863 shares were voted in favor of adopting the merger agreement, representing 99.99% of the shares that were voted and 93.17% of the shares outstanding as of the record date.

The acquisition of CPI International by Veritas Capital remains subject to a number of customary closing conditions. The closing of the acquisition is expected to take place tomorrow, February 11, 2011.

About CPI International, Inc.

CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications. Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications. End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

About Veritas Capital

Founded in 1992 and headquartered in New York, Veritas Capital is a leading private equity investment firm that invests in companies that provide critical products and services to governments worldwide. Since its founding, Veritas Capital has been involved as the lead investor in transactions totaling more than $8 billion in value. For more information, please visit http://www.veritascapital.com.

Certain statements included above constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements. Such differences may result from a variety of factors, including but not limited to:

●	legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated;
●	the possibility that the expected funding for the merger will not be obtained;
●	the possibility of disruption from the pending merger making it more difficult to maintain business and operational relationships;
●	the possibility that the merger does not close, including but not limited to, due to the failure to satisfy the closing conditions; and
●
developments beyond CPI's control, including but not limited to: changes in domestic or global economic conditions, competitive conditions and consumer preferences; adverse weather conditions or natural disasters; health concerns; international, political or military developments; and technological developments.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Annual Report on Form 10-K of CPI for the fiscal year ended October 1, 2010, which was filed with the SEC on December 10, 2010, under the heading "Item 1A—Risk Factors" and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by CPI.

As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

SOURCE CPI International, Inc.